                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      SAFETY COMPONENTS INTERNATIONAL, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
                                                                           -----

       (2) Aggregate number of securities to which transaction applies:
                                                                         -------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:
                                                             -------------------

       (5) Total fee paid:
                            ----------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
                                     -------------------------------------------

       (2)  Form, Schedule or Registration Statement No.:
                                                         -----------------------

       (3)  Filing Party:
                           -----------------------------------------------------

       (4)  Date Filed:
                        --------------------------------------------------------

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                41 STEVENS STREET
                        GREENVILLE, SOUTH CAROLINA 29605
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 17, 2002
                            ------------------------

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safety Components International, Inc. (the "Company") will be held at 1:00 p.m., local time, on September 17, 2002, at the Hilton Greenville, 45 West Orchard Park Drive, Greenville, South Carolina 29615, for the following purposes:

         1. To elect two Class I Directors of the Company, each to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2005 and until the election and qualification of his or her successor.

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 29, 2003.

         3. To transact such other business as may properly come before the meeting.

       Only holders of record of the Company's Common Stock at the close of business on August 8, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

       STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors,

                                             /s/ Brian P. Menezes
                                             Brian P. Menezes
                                             Secretary

Greenville, South Carolina
August 15, 2002

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                41 STEVENS STREET
                        GREENVILLE, SOUTH CAROLINA 29605

                            ------------------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Safety Components International, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 1:00 p.m., local time, on September 17, 2002, at the Hilton Greenville, 45 West Orchard Park Drive, Greenville, South Carolina 29615, and at any adjournment thereof. The purposes of the meeting are:

         1. To elect two Class I Directors of the Company, each to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2005 and until the election and qualification of his or her successor.

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 29, 2003.

         3. To transact such other business as may properly come before the meeting.

         If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) FOR the election as Class I Directors of the nominees of the Board of Directors named below, and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 29, 2003. Shares represented by proxy cards in the accompanying form shall also be voted in the discretion of the Proxies named in the proxy card on any other proposals that properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by the vote of the stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is August 15, 2002.

         See page 9 of this Proxy Statement for a notice to the Company's warrant holders.

                                     VOTING

         Holders of record of Common Stock on August 8, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. A majority of outstanding shares as of the record date will constitute a quorum for the transaction of business. As of August 8, 2002, there were 4,959,678 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting.

         The favorable vote of a plurality of the votes of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to elect the nominees for the Class I Directors of the Company, and the favorable vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to ratify the appointment of the auditors. Abstentions are counted as a vote against the proposals being considered, except for the election of directors as to which they will have no effect. Broker non-votes will have no effect on the outcome of the proposals.

         The Board of Directors recommends a vote FOR each of the proposals set forth above and described below.

                          ITEM 1. ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, two of which currently have two directors and one of which currently has one director. At this year's Annual Meeting, the terms of the two Class I Directors, Andy Goldfarb and W. Allan Hopkins, will expire. The Board of Directors has nominated each of these individuals for re-election at the Annual Meeting, to serve for a three year term expiring at our Annual Meeting in 2005 and until their successors have been duly elected and qualified.

         Each of the director-nominees and each of the incumbent directors has been serving as a director of the Company since October 11, 2000 (the "Emergence Date"), the date the Company and certain of its domestic subsidiaries emerged from their pre-arranged cases under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") pursuant to the plan of reorganization (as amended, the "Plan of Reorganization") confirmed by the U.S. District Court for the State of Delaware (the "Bankruptcy Court") on August 31, 2000. Each nominee has indicated his willingness to continue to serve if elected.

         Unless authority to do so is withheld, the persons named in the accompanying proxy will vote the shares represented thereby for the above-named nominees. While it is not anticipated that the nominees will be unable to serve, if either of the nominees should be unable to act as a director, the persons named in the accompanying proxy may vote for any substitute nominee proposed by the Board of Directors (unless authority to vote for the election of the director is withheld).

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

         The names, ages, and principal occupations of the nominees for election as Class I Directors at the Annual Meeting and of the incumbent Class II and Class III Directors are provided below.

                                CLASS I DIRECTORS
                (TO CONTINUE IN OFFICE UNTIL 2005 ANNUAL MEETING)

         ANDY GOLDFARB. Age 54. Mr. Goldfarb has served as a Director of the Company since the Emergence Date. From 1985 until March 2000, Mr. Goldfarb served as Chairman, President and Chief Executive Officer of HCC Industries, the world's largest independent hermetic sealing operation. From 1976 to 1985, Mr. Goldfarb served HCC Industries in various operational and financial positions, including Chief Operating Officer.

         W. ALLAN HOPKINS. Age 63. Mr. Hopkins has served as a Director of the Company since the Emergence Date. From 1998 until August 2000, Mr. Hopkins served as President and Chief Executive Officer of Atlas Steels Inc., a producer and seller of stainless and specialty steel products. From 1993 to 1996, Mr. Hopkins served as President and Chief Executive Officer of Algoma Steel Inc., a manufacturer and marketer of steel products. From 1984 to 1992, Mr.

Hopkins served in various capacities including Senior Vice President, Vice President of Sales and Vice President and General Manager of Stelpipe, Inc., a subsidiary of Stelco, Inc., Canada's largest steel producer. Mr. Hopkins currently serves on the Board of Directors of Novamerican Steel Inc., a publicly traded company.

                          INCUMBENT CLASS II DIRECTORS
                  (WITH A TERM EXPIRING AT 2003 ANNUAL MEETING)

         BEN E. WAIDE III. Age 63. Mr. Waide has served as a Director of the Company since the Emergence Date. Since 1998, Mr. Waide has served as an Executive Consultant to E.I. du Pont de Nemours and Company - DuPont Safety Resources, a global workplace consulting firm. From 1995 to 1998, Mr. Waide was Chairman and Chief Executive Officer of Atlantic Aviation Corporation, an aircraft maintenance management services company. Mr. Waide served as General Manager of the Films Division of E.I. du Pont de Nemours and Company from 1990 to 1995.

         CARROLL R. WETZEL, JR. Age 59. Mr. Wetzel has served as Chairman of the Board of the Company since the Emergence Date. From 1988 to 1996, Mr. Wetzel was a Managing Director with the Mergers and Acquisition Group of Chemical Bank/Chase Manhattan. Prior to that, from 1981 to 1988, he was a Managing Director in Smith Barney's Mergers and Acquisitions Group. From 1976 to 1981, he worked as an investment banker with Dillon, Read & Co. Inc. Mr. Wetzel is also Vice Chairman of the Board of Directors of Arch Wireless, Inc., a publicly traded company.

                          INCUMBENT CLASS III DIRECTOR
                  (WITH A TERM EXPIRING AT 2004 ANNUAL MEETING)

         JOHN C. COREY. Age 54. Mr. Corey has served as President, Chief Executive Officer and Director of the Company since the Emergence Date. Prior to that, he had served as President, Chief Operating Officer and Director of the Company since March 1999. Mr. Corey served as President of Stanley Mechanics Tools, Inc., a division of The Stanley Works, a company engaged in the business of manufacturing and distributing mechanics hand tools, from September 1996 to March 1999, where he was responsible for worldwide operations. Prior to that, Mr. Corey served as an independent consultant while attending to personal business from December 1995 to August 1996, and as President of Allied Signal North American Aftermarket, a division of Allied Signal, Inc., a company engaged in the business of automotive components, from September 1994 to November 1995. From 1984 to 1994, Mr. Corey served in various positions for Moog Automotive, Inc., a company engaged in the business of manufacturing and distributing automotive steering and suspension parts, most recently as the President of the Steering and Suspension Division. Mr. Corey has over 15 years of experience in management and manufacturing in the automotive industry.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended March 30, 2002, the Board of Directors met 13 times. Each of the current directors attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committee(s) on which he served.

         The Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee.

         The Audit Committee, which met five times during the fiscal year ended March 30, 2002, is currently comprised of Messrs. Hopkins, Waide and Wetzel. The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls, and reviewing the non-audit services performed by the independent auditors and considering the effect, if any, on their independence.

         The Compensation Committee, which also acts as a Stock Option Committee, met eight times during the fiscal year ended March 30, 2002, and is currently comprised of Messrs. Goldfarb, Waide and Wetzel. The general functions of the Compensation Committee include approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees and review of benefit plans in which officers and directors are eligible to participate. The general function of the Stock Option Committee includes a periodic review of the equity compensation plans of the Company and the grants under such plans.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Except as otherwise indicated, the following table and notes set forth certain information, to the knowledge of the Company, regarding the beneficial ownership of the Common Stock as of August 8, 2002, by all persons known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director of the Company, by each of the Named Executives (as defined herein) and by all directors and executive officers of the Company as a group. Except as otherwise indicated, to the knowledge of the Company, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.


                                                                    AMOUNT AND NATURE OF         PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      COMMON STOCK (1)
------------------------------------------------------------------ ------------------------ ---------------------

Putnam Investment Management, Inc. (and related parties)                  1,460,919                29.5%
("Putnam")
     c/o Corporate Actions Dept.
     25 Braintree Hill Office Park
     Braintree, MA  02184
CSFC Wayland Advisors Inc. (and related parties) ("Wayland")              1,285,191                25.9%
     12700 Whitewater Drive
     Minnetonka, MN  55343
SunAmerica Investments (and related parties) ("SunAmerica")               1,444,972                29.1%
     1 Sun America Center
     Los Angeles, CA  90067

Officers and Directors
John C. Corey (2) (3)                                                       95,006                  1.9%
Andy Goldfarb (3)                                                            5,000                   *
W. Allan Hopkins (3)                                                         5,000                   *
Ben E. Waide III (3)                                                         5,000                   *
Carroll R. Wetzel, Jr. (3)                                                   6,680                   *
Brian P. Menezes (3)                                                        40,000                   *
Stephen B. Duerk (2) (3)                                                    23,681                   *
Vick Crowley (3)                                                             1,899                   *

All executive officers and directors as a group                            182,266                  3.5%
     (consisting of 8 individuals)

-----------------
*Less than 1%.

(1) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock outstanding.

(2) Includes 492 shares for Mr. Corey and 12 shares for Mr. Duerk underlying currently exercisable warrants under a Warrant Agreement dated as of October 11, 2000 (the "Warrant Agreement") between the Company and Continental Stock Transfer and Trust Company as agent for the holders of warrants issued by the Company under the Warrant Agreement.

(3) Includes 94,399 shares for Mr. Corey, 5,000 shares each for Messrs. Goldfarb, Hopkins and Waide, 6,666 shares for Mr. Wetzel, 40,000 shares for Mr. Menezes, 23,666 shares for Mr. Duerk, and 1,899 shares for Mr. Crowley underlying currently exercisable stock options under the Company's 2001 Stock Option Plan (the "Option Plan").

         Each of Putnam, Wayland and SunAmerica initially acquired their shares pursuant to the Plan of Reorganization, as confirmed by the Bankruptcy Court, effective as of the Emergence Date. The shares may be held on behalf of clients in a fiduciary capacity, as to which the named beneficial owner may exercise shared voting or dispositive power.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.

                  NAME                           AGE                POSITIONS AND OFFICES PRESENTLY HELD
------------------------------------------ ----------------- ----------------------------------------------------
John C. Corey                                     54         Director, President and Chief Executive Officer
Brian P. Menezes                                  49         Vice President and Chief Financial Officer
Stephen B. Duerk                                  60         Vice President; President, North American
                                                             Automotive
Vick Crowley                                      35         Treasurer

         Executive officers are appointed by the Board and serve at the discretion of the Board. Following is information with respect to the Company's executive officers who are not also directors of the Company:

         BRIAN P. MENEZES. Mr. Menezes has served as Vice President and Chief Financial Officer of the Company since September 1999. From October 1997 to September 1999, Mr. Menezes served as Vice President and General Manager of Odyssey Knowledge Solutions, Inc., a Canadian software and systems development company focused on web-based e-commerce and enterprise solutions. From January 1993 to June 1997, Mr. Menezes served as Vice President of Operations for Cooper Industries (Canada) Inc. Automotive Products ("Cooper"), the largest supplier in the Canadian automotive replacement parts market. From January 1993 to June 1995, Mr. Menezes also served as the Vice President of Finance of Cooper.

         STEPHEN B. DUERK. Mr. Duerk has served as President of the Company's North American Automotive Group since April 1998 and as President of Safety Components Fabric Technologies, Inc., a wholly-owned subsidiary of the Company ("SCFTI"), since January 1998. From July 1997 to January 1998, Mr. Duerk served the Company as Co-Managing Director of SCFTI. Prior to the Company's acquisition (the "JPS Acquisition") of the Air Restraint and Technical Fabrics Division of JPS Automotive L.P., through SCFTI, in July 1997, Mr. Duerk had served JPS Automotive, L.P., a tier one supplier to the automotive industry of carpet and knit fabrics for headliner and body cloth for automobiles, as Vice President of Air Restraint Fabrics in the Greenville, South Carolina facility from October 1988. From 1965 to October 1988, Mr. Duerk served in various positions for JP Stevens & Co., Inc., a company engaged in the business of manufacturing industrial textiles, of which JPS Automotive, L.P. was a part until its restructuring in May 1998, most recently as the Vice President of the Industrial Synthetic Group.

         VICK CROWLEY. Mr. Crowley has served as Treasurer of the Company since August 2000. Prior to that, he had served as Assistant Treasurer with HomeGold Financial, Inc., of Greenville, South Carolina, a financial services firm, since 1995.

                             EXECUTIVE COMPENSATION

       The following table summarizes the compensation paid to the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company for the Company's fiscal year ended March 30, 2002 (each person appearing in the table is referred to as a "Named Executive").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION            AWARDS
                                                                           -------------------
                                                                               SECURITIES
                                                                               UNDERLYING         ALL OTHER
        NAME AND                                 SALARY         BONUS         OPTIONS/SARS      COMPENSATION
    PRINCIPAL POSITION               YEAR         ($)            ($)            (#) (1)              ($)
---------------------------------- ---------- ------------- -------------- ------------------- ----------------

John C. Corey                        2002        $316,040     $231,675               173,200     $ 62,013 (3)
    President and Chief              2001         306,144      318,039                     0       35,788 (4)
    Executive Officer (2)            2000         303,776            0        150,000/40,000       70,006 (5)

Brian P. Menezes                     2002        $190,924     $123,985                75,000     $ 33,869 (7)
    Vice President and Chief         2001         184,962      188,903                     0       17,503 (8)
    Financial Officer (6)            2000         109,976            0                50,000       17,467 (9)

Stephen B. Duerk                     2002        $182,000     $ 80,223                71,000     $ 12,495 (10)
    Vice President;                  2001         177,625       63,700                     0       16,069 (11)
    President North American         2000         175,000            0          15,000/6,000       14,396 (12)
    Automotive Group

Vick Crowley                         2002        $100,471     $ 39,250                 5,700     $  5,674 (14)
    Treasurer (13)                   2001          67,033       30,200                     0        3,198 (15)

-----------------------
(1) Grants reflected for 2002 are options under the Option Plan. Options/stock appreciation rights indicated for 2000 relate to the Company's pre-Chapter 11 period and were cancelled pursuant to the Plan of Reorganization.

(2) Mr. Corey joined the Company in March 1999 as its Chief Operating Officer. He became Chief Executive Officer on the Emergence Date.

(3) Amount reflects $12,476 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $14,400 automobile allowance, a $5,312 matching contribution under the Company's 401(k) plan, $570 of long-term disability insurance premiums, $690 of group life insurance premiums, $9,516 of supplemental medical reimbursements, and $19,049 of membership dues.

(4) Amount reflects $11,632 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $14,400 automobile allowance, $683 retro pay, a $5,250 matching contribution under the Company's 401(k) plan, $720 of long-term disability insurance premiums, $690 of group life insurance premiums, and $2,413 of supplemental medical reimbursements.

(5) Amount reflects $45,290 relocation expense, a $14,400 automobile allowance, $3,461 retro pay, a $5,062 matching contribution under the Company's 401(k) plan, $660 of long-term disability insurance premiums, and $1,133 of group life insurance premiums.

(6) Mr. Menezes joined the Company in August 1999.

(7) Amount reflects $5,394 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $13,500 automobile allowance, $900 retro pay, a $5,312 matching contribution under the Company's 401(k) plan, $516 of long-term disability insurance premiums, $255 of group life insurance premiums, and $7,992 of supplemental medical reimbursements.

(8) Amount reflects a $10,800 automobile allowance, $418 retro pay, a $5,250 matching contribution under the Company's 401(k) plan, $666 of long-term disability insurance premiums, $244 of group life insurance premiums, and $125 of supplemental medical reimbursements.

(9) Amount reflects $7,500 relocation expense, $500 elective insurance premiums, a $2,219 matching contribution under the Company's 401(k) plan, $326 of long-term disability premiums, a $6,750 automobile allowance, and $172 of group life insurance premiums.

(10) Amount reflects a $6,000 automobile allowance, a $3,760 matching contribution under the Company's 401(k) plan, $681 of group life insurance premiums, $1,356 of supplemental medical reimbursements, and $698 of membership dues.

(11) Amount reflects a $6,000 automobile allowance, $3,876 of club dues, $292 retro pay, $659 of group insurance premiums, and $5,242 of supplemental medical reimbursements.

(12) Amount reflects a $6,000 automobile allowance, $2,796 of club dues, a $4,625 matching contribution under the Company's 401(k) plan, and $975 of group insurance premiums.

(13) Mr. Crowley joined the Company in August 2000.

(14) Amount reflects a $3,920 matching contribution under the Company's 401(k) plan, $199 of long-term disability premiums, $49 of group life insurance premiums, and $1,506 of supplemental medical reimbursements.

(15) Amount reflects $385 retro pay, a $1,789 matching contribution under the Company's 401(k) plan, $155 of long-term disability premiums, $29 of group life insurance premiums, and $840 of supplemental medical reimbursements.

STOCK OPTIONS

       The following table presents information concerning the options to purchase our Common Stock granted during the fiscal year ended March 30, 2002 to the Named Executives.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED ANNUAL
                        NUMBER OF      PERCENT OF       EXERCISE                       RATE OF STOCK PRICE
                       SECURITIES         TOTAL         OR BASE                      APPRECIATION FOR OPTION
                       UNDERLYING        OPTIONS         PRICE                                TERM
                        OPTIONS        GRANTED TO         PER        EXPIRATION     -------------------------
       NAME             GRANTED       EMPLOYEES (1)      SHARE          DATE         5%($)         10%($)
-------------------    -----------    --------------    ---------    -----------    ---------    ------------
John C. Corey.....    110,000 (2)         21.6%           $8.75       10/31/10     $564,608     $1,410,244
                       63,200 (3)         12.4%            8.75       10/31/10      324,393        810,249

Brian P. Menezes..     45,000 (2)          8.8%            8.75       10/31/10      230,976        576,918
                       30,000 (3)          5.9%            8.75       10/31/10      153,984        384,612

Stephen B. Duerk..     25,500 (4)          5.0%            8.75       10/31/10      130,886        326,920
                       45,500 (3)          8.9%            8.75       10/31/10      233,542        583,328

Vick Crowley......      3,400 (4)          0.7%            8.75       10/31/10       17,452         43,589
                        2,300 (3)          0.5%            8.75       10/31/10       11,805         29,487


(1) Percentages based upon the total number of options granted to our employees during the fiscal year ended March 30, 2002.

(2) Of the options granted, 2/3 were vested and exercisable as of May 18, 2001, and the remaining 1/3 shall vest and become exercisable on October 31, 2003, subject to accelerated vesting upon a change of control (as defined).

(3) Of the options granted, 1/3 were vested and exercisable as of October 31, 2001, 1/3 shall vest and become exercisable on October 31, 2002, and the remaining 1/3 shall vest and become exercisable on October 31, 2003, subject to accelerated vesting upon a change of control.

(4) Of the options granted, 1/3 were vested and exercisable as of May 18, 2001, 1/3 shall vest and become exercisable on October 31, 2002, and the remaining 1/3 shall vest and become exercisable on October 31, 2003, subject to accelerated vesting and reduction of exercise price to $.01 per share upon a change of control.

         The following table sets forth information with respect to the Named Executives concerning exercisable and unexercisable options held as of March 30, 2002. No options were in-the-money as of March 30, 2002, based on the last closing sales price of the Company's Common Stock prior to March 30, 2002, of $8.51 per share.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                          NUMBER OF
                                   SECURITIES UNDERLYING                     VALUE OF UNEXERCISED
                                   UNEXERCISED OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                                        MARCH 30, 2002                           MARCH 30, 2002
                               ---------------------------------     ---------------------------------------
NAME                           EXERCISABLE       UNEXERCISABLE       EXERCISABLE ($)      UNEXERCISABLE ($)
--------------------------     -------------     ---------------     ----------------     ------------------

John C. Corey.....                   94,399              78,801      $     --               $    __

Brian P. Menezes..                   40,000              35,000            --                    __

Stephen B. Duerk..                   23,666              47,334            --                    __

Vick Crowley......                    1,899               3,801            --                    __


         The Company has one equity compensation plan, the Option Plan, that is a shareholder approved plan. As of March 30, 2002, the number of options outstanding and remaining available under the Option Plan were as indicated in the table below.

                      EQUITY COMPENSATION PLAN INFORMATION

                              NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE         NUMBER OF SECURITIES
                              BE ISSUED UPON EXERCISE       EXERCISE PRICE OF       REMAINING AVAILABLE FOR
       PLAN CATEGORY           OF OUTSTANDING OPTIONS      OUTSTANDING OPTIONS          FUTURE ISSUANCE
 --------------------------- ---------------------------  ----------------------- -----------------------------

  Equity compensation
      plans approved by             510,000 (1)                   $8.75                   390,000 (1)
      security holders

  Equity compensation
      plans not approved                ----                       ----                       ----
      by security holders
                                   ----------                                            ----------

 Total                              510,000 (1)                                           390,000 (1)

----------------------

(1) Subsequent to year-end, the Company granted options for another 190,000 shares (97,300 of which were granted to the Named Executives), at an exercise price of $6.71 per share, for a total of 700,000 shares subject to outstanding options and leaving options for another 200,000 shares available for future grants.

         The foregoing shall constitute notice to warrant holders under the Warrant Agreement regarding the 2002 grant of options pursuant to the 2001 Stock Option Plan previously approved by the Company's stockholders. The options granted in 2002 do not result in adjustment under the terms of the Warrant Agreement in the number of shares issuable upon exercise of the warrants or the exercise price thereof.

EMPLOYMENT AGREEMENTS

   Corey Agreement

         Mr. Corey currently serves as President and Chief Executive Officer pursuant to an employment agreement with the Company which became effective May 18, 2001 (with subsequent amendment as of June 27, 2001 with respect to certain deferred compensation arrangements) and replaced all prior agreements with Mr. Corey. The employment agreement provides for a base salary of $315,000 (increased to $325,000 in the current year), subject to increases at the discretion of the Board and the recommendations of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. It also provides, in the event of a Change of Control (as defined) while he is still employed with the Company or under certain circumstances following his termination of employment other than for Cause (as defined) or by reason of a Constructive Termination (as defined), he will be entitled to a one-time bonus of $961,400 at the time the Change of Control is consummated, provided it occurs within ten years following termination of his employment at a time when he is still alive.

         Pursuant to the employment agreement, Mr. Corey received, upon execution, options to purchase 173,200 shares of Common Stock under the Option Plan. Such grant consisted of (i) Class A Options to purchase 110,000 shares at an exercise price equal to fair market value on the date of grant ($8.75 per share), two-thirds of which immediately vested, and the final third of which will vest on October 31, 2003, and (ii) Class B Options to purchase 63,200 shares of Common Stock at an exercise price equal to fair market value on the date of grant ($8.75 per share), vesting one-third on October 31, 2001, an additional one-third on October 31, 2002, and the final one-third on October 31, 2003. Because a Change of Control of the Company had not occurred by April 1, 2002, Mr. Corey received, pursuant to the employment agreement, a grant of Class C Options to purchase 36,800 additional shares of Common Stock (together with an additional grant of Class C Options to purchase another 10,000 shares of Common Stock not provided in the employment agreement) vesting over the next three anniversary dates of such grant. The exercise price for such Class C Options is the per share price determined to be the fair market value for the shares as of the date of the grant ($6.71 per share). All such options are subject to acceleration in certain cases upon a Change of Control of the Company.

         If Mr. Corey's employment is terminated by the Company other than by reason of death or Disability (as defined) or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company shall pay Mr. Corey a severance and non-competition payment equal to two times his base salary at the time of termination, payable in equal monthly installments over the next succeeding 24 months, plus 18 months of health care continuation payments; in the event such termination had occurred before October 31, 2001, then the foregoing 24 month period and corresponding dollar amount of severance and non-competition payment would have been increased by one month for each calendar month by which such termination preceded November 1, 2001. If Mr. Corey's employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he is initially offered and accepts the position with the acquirer, but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under his employment agreement, the Company shall pay Mr. Corey a severance and non-competition payment equal to two times his base salary at the time of termination in 24 equal monthly installments, plus 18 months of health care continuation payments; in the event such termination had occurred on or before October 31, 2001, then the foregoing 24 month period and corresponding dollar amount of severance and non-competition payment would have been increased by one month for each calendar month by which such termination preceded November 1, 2001. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $100,000 and shall cease altogether in the event of such annual compensation exceeding $100,000.

   Menezes Agreement

         Mr. Menezes currently serves as Vice President and Chief Financial Officer pursuant to an employment agreement with the Company which became effective on May 18, 2001 (with subsequent amendment as of June 27, 2001 with respect to certain deferred compensation arrangements) and replaced all prior agreements with Mr. Menezes. The employment agreement provides for a base salary of $190,000 (increased to $200,450 in the current year), subject to increases at the discretion of the Board and the recommendations of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. It also provides that, in the event of a Change of Control (as defined) while he is still employed by the Company or under certain circumstances following his termination of employment other than for Cause (as defined) or by reason of a Constructive Termination (as defined), he will be entitled to a one-time bonus of $393,300 at the time the Change of Control is consummated, provided it occurs within ten years following termination of his employment at a time when he is still alive.

         Pursuant to the employment agreement, Mr. Menezes received, upon execution, options to purchase 75,000 shares of Common Stock under the Company's Option Plan. Such grant consisted of (i) Class A Options to purchase 45,000 shares at an exercise price equal to fair market value on the date of grant ($8.75 per share), two-thirds of which immediately vested, and the final third which will vest on October 31, 2003, and (ii) Class B Options to purchase 30,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant ($8.75 per share), vesting one-third on October 31, 2001, an additional one-third on October 31, 2002, and the final one-third on October 31, 2003. All such options are subject to acceleration in certain cases upon a Change of Control of the Company.

         If Mr. Menezes' employment is terminated by the Company other than by reason of death or Disability (as defined) or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company shall pay Mr. Menezes a severance and non-competition payment equal to one and one half times his base salary at the time of termination, payable in equal monthly installments over the next 18 months, plus 18 months of health care continuation payments. If Mr. Menezes' employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he initially is offered and accepts a position with the acquirer, but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under this employment agreement, the Company shall pay Mr. Menezes a severance and non-competition payment equal to one and one half times his base salary at the time of termination in 18 equal monthly installments, plus 18 months of health care continuation payments. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $50,000 and shall cease altogether in the event of such annual compensation exceeding $50,000.

   Duerk Agreement

         Mr. Duerk currently serves as Vice President of the Company and President of the North American Automotive Group pursuant to an employment agreement which became effective May 18, 2001 and replaced all prior agreements with Mr. Duerk. The employment agreement provided for an original base salary of $182,000 (increased to $187,500 in the current year), subject to increases at the discretion of the Board and the recommendations of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year.

         If Mr. Duerk's employment is terminated by the Company other than by reason of death or Disability (as defined) or for Cause (as defined) or if the employment agreement is terminated by him by reason of a Constructive Termination (as defined), the Company will pay Mr. Duerk a severance and non-competition payment equal to one and one half times his base salary at the time of termination, payable in equal monthly installments over the next succeeding 18 months, plus 18 months of health care continuation payments. If Mr. Duerk's employment agreement is terminated by the Company in connection with a Change of Control (as defined) and he is not offered a position with the acquirer with similar responsibilities or if he initially is offered and accepts a position with the acquirer but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under his employment agreement, the Company shall pay Mr. Duerk a severance and non-competition payment equal to one and one half times his base salary at the time of termination in 18 equal monthly installments, plus 18 months of health care continuation payments. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $50,000 and shall cease altogether in the event of such annual compensation exceeding $50,000.

   Crowley Agreement

         Under his severance agreement with the Company, if Mr. Crowley is terminated by the Company other than for Cause, death or Disability within 24 months following a Change of Control (including a termination by Mr. Crowley by reason of a Constructive Termination) (all the foregoing capitalized terms as defined in Mr. Crowley's severance agreement), Mr. Crowley is entitled to a severance payment equal to his annual base salary in effect at the effective date of termination, payable in twelve equal monthly installments following termination.

MANAGEMENT INCENTIVE PLAN

         Subsequent to the Emergence Date, the Company's Management Incentive Plan for the benefit of the Company's key executive officers and certain other management level employees (combining the Senior Management Plan and Management Incentive Plan that were in effect prior to the Chapter 11 Cases) continued in effect. Messrs. Corey, Menezes, Duerk and Crowley each received bonuses for the fiscal year ended March 30, 2002 under the Management Incentive Plan. See the Summary Compensation Table and " - Employment Agreements" above and "The Compensation Committee Report on Executive Compensation" below for additional information concerning the Management Incentive Plan.

SEVERANCE PROGRAM

         See "- Employment Agreements" above for additional information concerning severance arrangements applicable to the Named Executives.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive an annual retainer of $20,000, plus an additional $10,000 for Mr. Wetzel as Board Chairman and an additional $5,000 each for committee chairmen. They also each receive attendance fees ranging from $500 to $1,250 for attendance at Board and committee meetings attended in person or by telephone. Finally, directors receive additional compensation at a rate of $1,750 per day for special assignments, not including attendance at Board and committee meetings. All directors are reimbursed for expenses incurred in connection with attendance at meetings.

         Each non-employee director received an option grant under the Option Plan immediately following its approval by the stockholders (for 10,000 shares to Mr. Wetzel, as Chairman, and 7,500 shares to each of the other non-employee directors). The exercise price for the shares of Common Stock subject to these options is the fair market value of the shares on the date of grant ($8.75 per share), subject to adjustment to $.01 per share in the event of a change of control as described in the option agreements. As of April 3, 2002, each non-employee director received an additional option grant (for 10,000 shares to Mr. Wetzel, as Chairman, and 7,500 shares to each of the other non-employee directors). The exercise price for the shares of Common Stock subject to these options is the per share price determined to be their fair market value as of the date of grant ($6.71 per share).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From the Emergence Date through the fiscal year ended March 30, 2002, Messrs. Goldfarb, Waide and Wetzel served as the Company's Compensation Committee. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock for the period from February 1, 2001 (the date trading activity was first reported for the Company's Common Stock following the Emergence Date) through March 30, 2002 with the cumulative total return of the Russell 2000 Index and the S&P Auto Parts and Equipment Index (U.S.). The Company is no longer using the Nasdaq Composite Index, which was last used by the Company in the fiscal year ended March 27, 1999, as a measure for comparison because the Company has been delisted from Nasdaq. (As a result of the Chapter 11 Cases, comparisons of the Company's stock performance versus such indices including the period prior to the Emergence Date are not meaningful.) The graph assumes that the value of the investment in the Common Stock was $100 on February 1, 2001, and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

*$100 invested on 2/1/01 in stock or on 1/31/01 in index-including reinvestment of dividends. Fiscal year ending the last Saturday in March.



Total Return Analysis                          2/01/01      3/01         3/02

Safety Components International, Inc.           100.00    1,828.99    3,891.18
Russell 2000                                    100.00       88.87      101.30
S&P Auto Parts & Equipment                      100.00       96.73      125.13

         It should be noted with respect to the foregoing analysis (i) that the Company's Common Stock is very thinly traded, when at all, and (ii) that the time period for measurement of stockholder returns is relatively short. The foregoing should not be taken as an indication of realizable returns on the Company's Common Stock either now or in the future.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY AND POLICY

         The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Company. Under this approach, the attainment of yearly growth in operating income and return on assets is compensated through yearly bonuses. Long-term performance of the Company is rewarded through the grant of stock options under the Option Plan. Such performance based compensation is in addition to executives' yearly base salaries, which are determined in a manner intended to be competitive with companies which are similarly situated to the Company.

         The Compensation Committee awards annual bonuses to the officers, along with other key employees, under the Management Incentive Plan primarily based on pre-determined target levels of operating income and return on assets. In determining annual bonuses, if any, in addition to those based on such pre-determined target levels, the Compensation Committee also considers discretionary awards based on outstanding achievement in other areas. For example, the Company has historically considered the contributions made by its executive officers in diversifying the Company's customer base, attaining major new customers, identifying appropriate acquisition candidates and the consummation of significant financing transactions of the Company.

         Upon the Company's emergence from the Chapter 11 Cases in October 2000, the Company's Management Incentive Plan for the benefit of the Company's key executive officers and certain other management level employees (combining the Senior Management Plan and the Management Incentive Plan that were in effect prior to the Chapter 11 Cases) continued in effect, including the target performance levels established for the 2001 fiscal year. For subsequent periods, including the 2002 and 2003 fiscal years, the Compensation Committee has had and expects to continue a similar form of Management Incentive Plan, but with more emphasis on target performance levels for the Company's consolidated operating income and return on assets, to promote the achievement of corporate-wide goals.

         The Compensation Committee continues to believe that, since the long-term performance of the Company is reflected in the value of the Company's Common Stock, the grant of stock options is an appropriate method of compensating executives for the long-term performance of the Company. The Compensation Committee also believes that the grant of stock options aligns the interests of the executives with those of the Company's stockholders. The Compensation Committee determines the recipients and size of the grants consistent with these principles and based on the employee's performance and position with the Company. The Company generally utilizes vesting periods to encourage executives to continue in the employ of the Company.

         As a result of the Chapter 11 Cases, the Company's prior stock option and stock appreciation rights plans were dissolved and options and SARs granted thereunder were cancelled. The Company's current stock option plan, the Option Plan, was adopted and approved in May 2001. In May 2001, the Compensation Committee approved the grant of options to purchase a total of 324,900 shares of Common Stock to the Company's executive officers under the Option Plan.

         In April 2002, the Compensation Committee approved the grant of options for an additional 97,300 shares of Common Stock to executive officers under the Option Plan. A total of 200,000 shares remain eligible for future grants under the Option Plan. The Board of Directors has the right, subject to requisite stockholder approval, to increase the number of shares of the Company's Common Stock issuable under the Option Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Corey has served as the Chief Executive Officer of the Company since the Company's emergence from the Chapter 11 cases in October 2000 and currently serves pursuant to an employment agreement that became effective as of May 18, 2001. In approving his current employment agreement, the current Compensation Committee considered, among other things, Mr. Corey's experience, background, strong performance record and the compensation packages paid to similarly situated Chief Executive Officers. The employment agreement provides for a base salary for the first year of the term of $315,000, subject to annual increase as determined by the Compensation Committee of the Board of Directors (increased to $325,000 in the current year). In addition to the base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. Mr. Corey was awarded options to purchase 173,200 shares of Common Stock in May 2001 and options to purchase an additional 46,800 shares in April 2002, subsequent to fiscal 2002 year-end. See "Executive Compensation - Employment Agreements - Corey Agreements."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation over $1,000,000 paid to the Company's Chief

Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not constitute "applicable employee remuneration" (as defined for purposes of Section 162(m) of the Code) subject to the deduction limit if certain requirements are met. The Compensation Committee's policy is to attempt to comply with such limitations to the extent practicable. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these limitations, in negotiating and implementing the Company's incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative criteria or otherwise establish incentive programs outside of the requirements of Section 162(m), in its discretion, from time to time. The Compensation Committee does not believe that the applicable remuneration to be paid to the Chief Executive Officer or such other highly compensated executives for the 2003 fiscal year will exceed the deduction limit set by Section 162(m).

                                              Compensation Committee:

                                              Andy Goldfarb
                                              Ben E. Waide III
                                              Carroll R. Wetzel Jr.


                              CERTAIN TRANSACTIONS

         During the Company's last fiscal year, except as may otherwise be described herein, there were no transactions occurring or relationships that existed between the Company and its officers, directors or 5% stockholders that require disclosure under SEC regulations.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted on February 13, 2001, a copy of which was attached as Annex A to the proxy statement for the Company's 2001 Annual Meeting of Stockholders. This report reviews the actions taken by the Audit Committee with regard to the financial reporting process during the fiscal year ended March 30, 2002 and particularly with regard to the Company's audited consolidated financial statements as of March 30, 2002 and March 31, 2001 and for the three years ended March 30, 2002.

         The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

         The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company's independent auditors for the coming year.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met five times during the fiscal year ended March 30, 2002.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2002, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, rather than just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures required of auditors by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during the fiscal year ended March 30, 2002 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company's interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

         Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of its financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2002 for filing with the SEC. The Audit Committee also recommended to the Board of Directors that the Company retain Deloitte & Touche LLP as its independent auditors for the fiscal year ending March 29, 2003.

                                             Audit Committee:

                                             W. Allan Hopkins
                                             Ben E. Waide III
                                             Carroll R. Wetzel Jr.


                        ITEM 2. RATIFICATION OF AUDITORS

         Upon recommendation of its Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 29, 2003. Although stockholder approval of the Board's appointment of Deloitte & Touche is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by a majority of the shares of Common Stock present at the Annual Meeting, the Board will reconsider its selection of Deloitte & Touche. If Deloitte & Touche's appointment as the Company's independent auditors is approved by the stockholders, the Board nevertheless retains the discretion to select different auditors in the future, should the Board then deem such selection to be in the Company's best interest. Any such selection need not be submitted to a vote of stockholders.

         A representative of Deloitte & Touche is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders.

         The persons named in the enclosed proxy intend to vote for the ratification of Deloitte & Touche's appointment as the Company's independent auditors, unless you indicate on the proxy card that your shares should be voted otherwise.

         The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche's appointment as the Company's independent auditors.

FISCAL 2001 CHANGE IN CERTIFYING ACCOUNTANTS

         As previously disclosed by the Company in a Current Report on Form 8-K/A, filed with the SEC on October 24, 2000 (the "Current Report"), on October 5, 2000, the Company engaged Deloitte & Touche as its independent accountants to audit its consolidated financial statements commencing with its fiscal year ended March 31, 2001 and to prepare corporate tax returns as required by law. Deloitte & Touche's engagement became effective as of the Emergence Date. By letter dated October 5, 2000, the Company notified Arthur Andersen LLP ("Arthur Andersen"), its prior independent accountants, that Arthur Andersen was discharged as the Company's independent accountants, effective as of the Emergence Date.

         Each of the above actions were recommended by the Audit Committee and approved by the Board of Directors of the Company.

         There were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices or financial statement disclosure during the two fiscal years ended March 25, 2000 and March 27, 1999 and during the subsequent interim period through the date of discharge.

         The independent accountant's report on the financial statements of the Company for the fiscal year ended March 25, 2000 did contain a "going concern" opinion; the financial statements of the Company for the fiscal year ended March 27, 1999, as restated, were not qualified in any way. Such financial statements were not qualified as to uncertainty, audit scope or accounting principles.

         Further, during the two fiscal years ended March 25, 2000 and March 27, 1999 and the unaudited interim period through the date of the notification, neither the Company nor any of its representatives sought the advice of Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the financial statements of the Company.

         Arthur Andersen was provided with a copy of the disclosures contained in the Current Report, with a request that they furnish to the Company a copy of a letter addressed to the SEC whether it agreed with the statements made by the Company therein and if not, stating any comments in which it did not agree. A letter from Arthur Andersen to the SEC stating that it agreed with the statements in the Current Report was attached as Exhibit 99.1 to the Current Report.

SERVICES AND FEES OF DELOITTE & TOUCHE DURING THE FISCAL YEAR ENDED MARCH 30,
2002

         Audit Fees. Deloitte & Touche's fees and expenses were $345,100 in connection with their audit of the Company's annual financial statements for the fiscal year ended March 30, 2002 and their audits of foreign subsidiary statutory reports for their respective fiscal years ended on December 31, 2001 and March 30, 2002, and their reviews of the Company's quarterly financial information during the fiscal year ended March 30, 2002.

         All Other Fees. Deloitte & Touche billed the Company $174,200 in fees and expenses in connection with a comprehensive analysis of the Company's international tax structure and steps toward implementation of structural changes approved by management. Deloitte & Touche also billed the Company $125,800 for various foreign tax matters, including tax return preparation and assisting the Company in audits of prior periods performed by various foreign taxing authorities. In addition, Deloitte & Touche billed the Company $106,400 in fees and expenses in connection with all other services that they rendered in the fiscal year ended March 30, 2002. A substantial portion of the fees for these services relates to services traditionally provided by auditors, including accounting consultation, domestic income tax services and consultation (including preparation of income tax returns), and a limited scope audit of the Company's 401(k) defined contribution plan.

         The Audit Committee has determined that the provision by Deloitte & Touche of non-audit services to us in the fiscal year ended March 30, 2002 is compatible with Deloitte & Touche maintaining their independence.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934, as amended, and regulations thereunder, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. To the Company's knowledge, no Form 4 or Form 5 report was filed by Putnam in connection with a sale of shares and its status as a 10% stockholder of the Company, although Putnam has indicated that such filings are not required.

                                 OTHER BUSINESS

         The Board of Directors of the Company currently knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company for inclusion in the Company's 2003 Annual Meeting Proxy Statement and form of proxy by April 17, 2002 in accordance with the SEC's Rule 14a-8(e), promulgated under the Exchange Act. Pursuant to the Company's bylaws, notice of a stockholder proposal submitted outside the processes specified by said Rule 14a-8 will be considered untimely following the later of the 60th day prior to such meeting or the 10th day following the day on which the Company first makes a public announcement of the date of such meeting. The Company will announce such meeting date and the date it intends to print and mail the related proxy materials as soon as practicable following the determination of such dates by the Board.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

         The Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2002 (without exhibits), including the consolidated financial statements and schedules thereto, is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement.

                              COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                        By Order of the Board of Directors,


                                        /s/ Brian P. Menezes

                                        BRIAN P. MENEZES
                                        Secretary

Dated:  August 15, 2002
Greenville, South Carolina

                                     PROXY

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                       ANNUAL MEETING, SEPTEMBER 17, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carroll R. Wetzel, Jr. and John C. Corey as Proxies, each with full power to appoint his substitute, and hereby authorizes either or both of them to appear and vote as designated below, all shares of Common Stock of Safety Components International, Inc. held of record by the undersigned on August 8, 2002, at the Annual Meeting of Stockholders to be held September 17, 2002, and any adjournments thereof.

THE UNDERSIGNED HEREBY DIRECTS THIS PROXY TO BE VOTED AS FOLLOWS:

1) PROPOSAL TO ELECT AS CLASS I DIRECTORS THE NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).

       [ ] FOR ALL               [ ] WITHHOLD FOR                 CLASS I NOMINEES:
        NOMINES                   ALL NOMINEES
                                                                  ANDY GOLDFARB
                                                                  W. ALLAN HOPKINS

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE LISTED NOMINEES, PLEASE STRIKE A LINE THROUGH THAT INDIVIDUAL'S NAME.)

2) PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 29, 2003.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

IN THEIR DISCRETION, THE NAMED PROXIES MAY VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT DATED AUGUST 15, 2002.

                     (Please Sign and Date the Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                                Date:

                                                Signature of stockholder

                                                Signature if held jointly

                                                NOTE: PLEASE MARK, DATE, SIGN
                                                AND RETURN THIS PROXY PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.
                                                WHEN SHARES ARE HELD BY JOINT
                                                TENANTS, BOTH SHOULD SIGN. IF
                                                SIGNING AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL
                                                TITLE. IF A CORPORATION OR
                                                PARTNERSHIP, PLEASE SIGN IN
                                                CORPORATE OR PARTNERSHIP NAME BY
                                                AN AUTHORIZED PERSON.